UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Silverleaf Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

The 2010 Annual Meeting of Shareholders (“2010 Annual Meeting”) of Silverleaf Resorts, Inc. (“Silverleaf,” “Company,” “we,” “us,” or “our”) will be held at the Crowne Plaza Market Center at 7050 Stemmons Freeway, Dallas, Texas 75247 on May 6, 2010 at 8:30 a.m. to:

1.	elect five Directors of Silverleaf to serve until the Annual Meeting in 2011 and until their successors are elected and qualify;

2.	ratify the appointment of BDO Seidman, LLP as Silverleaf’s independent registered public accountants for the year ending December 31, 2010; and

3.	transact such other business as may properly be brought before the 2010 Annual Meeting or any adjournments or postponements thereof.

The Nominating Committee has recommended to the Board of Directors five individuals for election to serve as Directors.  The Board of Directors recommends that you vote FOR these nominees.  The Audit Committee of the Board of Directors has retained BDO Seidman, LLP as the independent registered public accounting firm for Silverleaf, and the Board of Directors recommends that you vote FOR ratification of the appointment of the independent registered public accountants.  Shareholders of record at the close of business on March 10, 2010 are entitled to notice of and to vote at the 2010 Annual Meeting or any adjournments or postponements thereof.  A complete list of shareholders entitled to vote at the 2010 Annual Meeting will be maintained in Silverleaf’s offices at 1221 River Bend Drive, Suite 120, Dallas, Texas for ten days prior to the meeting.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE 2010 ANNUAL MEETING.  YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.  IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY AND VOTE THE SHARES HELD IN YOUR NAME.  HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOUR VOTE IN PERSON AT THE ANNUAL MEETING WILL NOT BE EFFECTIVE UNLESS YOU HAVE OBTAINED AND PRESENT A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

Important notice regarding the internet availability of proxy materials for the Annual Meeting to be held on May 6, 2010.  The Notice, Proxy Statement and Annual Report on Form 10-K are available at http://proxy.silverleafresorts.com.

By Order of the Board of Directors,

/s/ Sandra G. Cearley
SANDRA G. CEARLEY
Corporate Secretary

Dallas, Texas
March 31, 2010

SILVERLEAF RESORTS, INC.

PROXY STATEMENT
2010 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are mailing this Proxy Statement, with the accompanying proxy card, to you on or about March 31, 2010 in connection with the solicitation of proxies by the Board of Directors of Silverleaf for the 2010 Annual Meeting of Shareholders (the “2010 Annual Meeting”) to be held on May 6, 2010, and any adjournment or postponement of that meeting.  You are invited to attend the meeting, and we request that you vote on the proposals described in this Proxy Statement.  You do not need to attend the meeting in person to vote your shares.  You may simply complete, sign and return your proxy card in order to have your shares voted at the meeting on your behalf.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of five directors; and

•	Ratification of appointment of BDO Seidman, LLP as Silverleaf’s independent registered public accountants.

Who can attend and vote at the meeting?

Shareholders of record at the close of business on March 10, 2010, are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The proxy card provided with this Proxy Statement indicates the number of shares of common stock that you own and are entitled to vote at the meeting.

What constitutes a quorum at the meeting?

The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on March 10, 2010, the record date, will constitute a quorum for purposes of the meeting.  On the record date, 38,140,043 shares of our common stock were outstanding.  For purposes of determining whether a quorum exists, proxies received but marked “abstain” and so-called “broker non-votes” (described below) will be counted as present.

How do I vote by proxy?

If you properly fill in your proxy card and our transfer agent receives it in time to vote at the meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.  No postage is required if your proxy card is mailed in the United States in the return envelope that has been enclosed with this Proxy Statement.

If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

•	FOR the election of the nominees for director named below under “Election of Directors”;

•	FOR ratification of the appointment of BDO Seidman, LLP as Silverleaf’s independent registered public accountants; and

•	In the discretion of the proxies as to any other business which may properly come before the meeting.

How do I vote if my shares are held by my broker?

If your shares are held by your broker in “street name,” you will need to instruct your broker concerning how to vote your shares in the manner provided by your broker.  If your shares are held in “street name” and you wish to vote them in person at the meeting, you must obtain from your broker a properly executed legal proxy, identifying you as a Silverleaf shareholder, authorizing you to act on behalf of the broker at the meeting and specifying the number of shares with respect to which the authorization is granted.

What discretion does my broker have to vote my shares held in “street name”?

A broker holding your shares in “street name” must vote those shares according to any specific instructions it receives from you.  If specific instructions are not received, your broker generally may vote your shares in its discretion on routine matters.  Under the rules of the NASDAQ Stock Market, LLC (“NASDAQ”), brokers may not vote without specific instructions from you on non-routine matters.  If such a matter comes before the meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on that matter, giving rise to what is called a “broker non-vote.”  Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on a particular proposal, broker non-votes will not be counted as votes cast or shares voting and, therefore, will have no effect on the outcome of the vote on that matter.

Recent rule changes eliminated the ability of brokers to exercise discretionary voting in uncontested director elections.  As a result, shares held in “street name” will not be voted in an election of directors unless you specifically instruct your broker on how to vote your shares.  Therefore, you are advised that, if you do not timely provide voting instructions to your broker, your shares will not be voted in connection with the election of directors.

Can I change my vote after I return my proxy card?

Yes. You may change your vote at any time before your proxy is exercised. To change your vote, you may:

•	deliver to our corporate secretary not later than 5:00 p.m., CDST, May 4, 2010 a written notice revoking your earlier vote; or

•	deliver to our transfer agent a properly completed and signed proxy card with a later date; or

•	vote in person at the meeting, provided that if your shares are held in “street name,” you must have a legal proxy from your broker as discussed above.

Your attendance at the meeting will not be deemed to revoke a previously-delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person.

How are votes counted?

•
Election of directors. Each of the nominees will be elected if a majority of the votes cast at the meeting are voted “For” such nominee. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on the nominees.

•
Other business. Approval of the ratification of BDO as Silverleaf’s independent registered public accountants and approval of all other business that may properly come before the meeting require the favorable vote of a majority of the votes cast on the matter.  Abstentions and broker non-votes will have no effect on the outcome of voting on these matters.

How is Silverleaf soliciting proxies?

We bear the cost of preparing, assembling and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting.  In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone or other means of communication.  We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material.

ANNUAL REPORT AND OTHER FINANCIAL INFORMATION

The Annual Report on Form 10-K for the year ended December 31, 2009 as filed by Silverleaf with the Securities and Exchange Commission (“SEC”) accompanies the proxy material being mailed to all shareholders.  Additional copies of this Notice of Annual Meeting and Proxy Statement and Silverleaf’s 2009 Form 10-K, including financial statements but excluding exhibits, may be obtained without charge by written request to the Corporate Secretary.  All such requests should be directed to Sandra G. Cearley, Corporate Secretary, Silverleaf Resorts, Inc., 1221 River Bend Drive, Suite 120, Dallas, Texas 75247.  You can also obtain a copy of our Form 10-K, including exhibits, and other periodic filings from the SEC’s EDGAR database at www.sec.gov or from our website at www.silverleafresorts.com.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of Silverleaf’s Common Stock on March 10, 2010 by (i) each current director and the Named Executive Officers (as defined below) (ii) all directors and executive officers as a group, and (iii) those persons known to Silverleaf to be the beneficial owners of more than five percent of the outstanding shares.

BENEFICIAL OWNERS OF SILVERLEAF COMMON STOCK
Name of Beneficial Owner(a)	Position	Shares Beneficially Owned	Percent of Class (b)
Robert E. Mead (c)	Chairman, Chief Executive Officer and President	9,349,417	24.51
Sharon K. Brayfield (c)(d)	President – Owner Based Marketing and Sales Administration	509,786	1.32
David T. O’Connor (c)(e)	Senior Executive Vice President — Sales	403,269	1.05
Harry J. White, Jr.(c)(f)	Chief Financial Officer	483,622	1.25
Thomas J. Morris (c)(g)	Executive Vice President — Capital Markets and Strategic Planning	302,000	*
J. Richard Budd (h)(i)	Director	255,617	*
James B. Francis, Jr. (j)(k)	Director	133,750	*
Herbert B. Hirsch (l)(m)	Director	133,750	*
Michael A. Jenkins (n)	Director	1,000	*
All Directors and Executive Officers as a Group (13 persons) (o)		12,539,359	31.36
Bradford T. Whitmore and Grace Brothers, Ltd. (p)		7,535,962	19.76
__________

*	Less than 1%.

(a)	Except as otherwise indicated, each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.

(b)
Pursuant to the rules of the SEC, in calculating percentage ownership, each person is deemed to beneficially own the shares subject to options exercisable within sixty days, but shares subject to options owned by others (even if exercisable within sixty days) are not deemed to be outstanding shares.  In calculating the percentage ownership of the directors and officers as a group, the shares subject to options exercisable by directors and officers within sixty days are included within the number of shares beneficially owned.

(c)	The address of such person is 1221 River Bend Drive, Suite 120, Dallas, Texas 75247.

(d)	Includes options to purchase 423,269 shares of stock, which options are currently exercisable.

(e)	Includes options to purchase 403,269 shares of stock, which options are currently exercisable.

(f)	Includes options to purchase 45,000 shares of stock, which options are currently exercisable.

(g)	Includes options to purchase 302,000 shares of stock, which options are currently exercisable.

(h)
Includes options to purchase 133,750 shares of stock, which options are currently exercisable, and 61,867 shares held in a testamentary trust for the benefit of Mr. Budd’s wife and for which his wife serves as trustee.  Mr. Budd disclaims beneficial interest of the shares held in the trust.

(i)	The address of such person is 58 Piping Rock Road, Locust Valley, New York 11560.

(j)	Includes options to purchase 18,750 shares of stock, which options are currently exercisable.

(k)	The address of such person is 2501 N. Harwood, Suite 1201, Dallas, Texas 75201.

(l)	Includes options to purchase 18,750 shares of stock, which options are currently exercisable.

(m)	The address of such person is 64 Hurdle Fence Drive, Avon, Connecticut 06001.

(n)	The address of such person is 2151 Ft. Worth Avenue, Dallas, Texas 75211.

(o)	Includes options to purchase 1,843,057 shares of stock, which options are currently exercisable.

(p)
This information is based upon information provided by Bradford T. Whitmore (“Whitmore”) on Form 4 filed by Whitmore with the SEC on December 3, 2009. Whitmore directly owns 1,417,137 shares, and Grace Brothers, Ltd. (“Grace”) owns 6,118,825 shares.  Whitmore and Spurgeon Corporation (“Spurgeon”) are the general partners of Grace.  As general partners of Grace, Whitmore and Spurgeon may be deemed beneficial owners of the shares, although they disclaim beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Silverleaf’s directors and officers, and persons who own more than 10% of a registered class of Silverleaf’s equity securities (“Beneficial Owners”), to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock. Such Beneficial Owners are required by the Commission’s regulations to furnish to Silverleaf copies of all Section 16(a) reports filed by such persons.

To Silverleaf’s knowledge, based solely on a review of the copies of such reports furnished to Silverleaf and written representations from certain Beneficial Owners, all Beneficial Owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2009.

PROPOSAL 1
ELECTION OF DIRECTORS

Who sits on our Board of Directors?

Pursuant to Silverleaf’s Articles of Incorporation, as amended (the “Articles”), the Bylaws, as amended (the “Bylaws”), and resolutions adopted by its Board of Directors, Silverleaf currently has five directors who serve a one-year term that will expire at the 2010 Annual Meeting.  Each Director, with the exception of Michael A. Jenkins who was appointed by the Board of Directors on August 5, 2009 to fill the vacancy created by the resignation of R. Janet Whitmore, was elected by the Shareholders at the 2009 Annual Meeting.  Effective August 5, 2009, Ms. Whitmore resigned as a member of Silverleaf’s Board of Directors.  Ms. Whitmore had served as an independent member of the Board since 2002. Her resignation was not due to a disagreement with the Company on any matter relating to its operations, policies, or practices.  Mr. Jenkins’ previous service on Silverleaf’s Board between 1997 and 2002, and his long association with the leisure and entertainment industries make him a valuable addition to our Board.

How are nominees for the Board selected?

The Nominating Committee reviewed candidates for election to the Board of Directors and recommended to the Board of Directors that each of Silverleaf’s current directors be nominated for election to serve as Director until the 2011 Annual Meeting or until his or her respective successor is elected and qualifies. The Board of Directors has, therefore, nominated the following individuals for election as a director:

J. Richard Budd
James B. Francis, Jr.
Herbert B. Hirsch
Michael A. Jenkins
Robert E. Mead

Qualifications of Director Nominees

All of the director nominees identified below were selected to serve on the Board of Directors because the Nominating Committee believes that they each have the requisite integrity, independence, business and analytical skills, and forthrightness, as well as a willingness to devote appropriate time and attention to the Company’s affairs, work as a team, and represent the interests of all of the shareholders. In addition, the Nominating Committee believes that each director nominee possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill the duties of a director. The Nominating Committee also believes that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company and its operations.

In addition, the Nominating Committee also took into consideration certain individual characteristics and qualifications of the director nominees in determining whether each such nominee should serve as a director of the Company.  Some of the specific reasons why each director nominee was deemed to be suitable for service on the Board of Directors are set out below beneath the descriptions of the background and experience of each of the five director nominees.
_______________________________________________________

Robert E. Mead is the Chairman, Chief Executive Officer and President of Silverleaf.  Mr. Mead founded Silverleaf and has served as its Chairman of the Board since its inception and its Chief Executive Officer since May 1990. Prior to founding Silverleaf, Mr. Mead began his career in hotel and motel management and also operated his own residential construction company.  Mr. Mead has served as a Trustee member of the American Resort Developers Association (“ARDA”), which is the primary industry association for the timeshare business in the United States.  Through Silverleaf and several of its predecessor entities, Mr. Mead has a total of over 30 years of experience in the timeshare industry, with special expertise in the areas of management of timeshare sales and marketing programs, and in the acquisition, financing, development, construction, and operation of timeshare resorts and the related infrastructure and amenities associated with timeshare resorts.  He is the only member of the Board of Directors who is employed by the Company.  In addition to his service as an officer and director of Silverleaf, Mr. Mead serves on the Accounts and Acquisitions Committee of the Board of Directors.

Mr. Mead’s lengthy management tenure with Silverleaf, along with his broad general experience in the timeshare industry and in all areas of timeshare resort financing and operation, provides significant advantages to the Board with respect to the operation and management of Silverleaf and in developing and achieving the Board’s long-term business goals and objectives. Because he is also a major shareholder of Silverleaf, the Board believes that Mr. Mead’s financial interests in Silverleaf are fully aligned with its other shareholders.
_______________________________________________________

J. Richard Budd is a Managing Director of Cerberus Operations and Advisory Company LLC, where he provides financial advisory, debt restructuring and crisis management consulting services to companies in the Cerberus investment portfolio.  In the course of his professional consulting duties with Cerberus, he is from time to time asked to serve as a director and/or operating officer of such a portfolio company. For example, between 2008 and 2009, he served as Senior Managing Director and President of the Business Credit Group of GMAC ResCap, a financial services company providing services to institutional investors, mortgage lenders and commercial borrowers. In that position he was responsible for an approximate $7 billion portfolio of commercial real estate investments in the US, UK, and Mexico.  Mr. Budd has served as a Director of Silverleaf for the past eight years, having first been elected in May 2002.  He has also served as a member of Silverleaf’s Audit Committee and Compensation Committee for a total of eight years and of its Nominating Committee for a total of six years.  Between 2001 and 2007, Mr. Budd was a partner in the financial restructuring advisory firm of Marotta Gund Budd & Dzera, LLC. Mr. Budd currently serves on Silverleaf’s Audit Committee, Compensation Committee and Nominating Committee.  Mr. Budd qualifies as an independent director as determined by the Board of Directors under the NASDAQ Marketplace Rules.

Mr. Budd’s significant professional experience in finance and commercial lending, and as a financial and restructuring consultant operating within a wide number of  industry groups provides the Board with valuable insight into current and future capital market trends affecting the timeshare industry.
_________________________________________________________

James B. Francis, Jr. is President of Francis Enterprises, LP, a governmental and public affairs consulting firm.  He has served as a Director of Silverleaf for thirteen years, having first been elected in July 1997.  He has also served as a member of Silverleaf’s Audit Committee for a total of seven years, its Compensation Committee for a total of five years, and its Nominating Committee for a total of six years.  From 1980 to 1986, Mr. Francis was a partner in the privately-owned Dallas based firm of Bright & Co., which owned and managed various substantial business investments, including the Dallas Cowboys Football Club, Bright Truck Leasing Corporation, Bright Banc, State Bank and Trust, STM Mortgage Company, Bright Insurance Services, and several affiliated real estate investment and development companies.  While with Bright & Co., Mr. Francis served as chairman of its audit committee and as the owner’s representative to the Dallas Cowboys Football Club and to Texas Stadium Corporation. He was also chairman of the audit committees of Bright Truck Leasing Corporation and State Bank and Trust.  Mr. Francis also served as a director (1983 to 1985) of Dallas Federal Savings, which was then a publicly-held corporation, and was a director and audit committee member (1999 to 2000) of Flashnet Communications, a publicly-held internet service provider, which was acquired by Prodigy Communications in 2000.  Between 1995 and 2002, Mr. Francis served as an appointed member of the Texas Public Safety Commission, which oversees the Texas Department of Public Safety.  During a portion of his tenure (1997 – 2001), Mr. Francis was also the chairman of the Texas Public Safety Commission.  Mr. Francis currently serves on Silverleaf’s Audit Committee, Nominating Committee, and Accounts and Acquisitions Committee. Mr. Francis qualifies as an independent director as determined by the Board of Directors under the NASDAQ Marketplace Rules.

Mr. Francis’ tenure on our Board, as well as his varied other business and professional experiences, particularly his service on the boards and audit committees of both publicly and privately-owned companies and public commissions gives him valuable understanding and insight into the many accounting, financial reporting and operational issues which the Board must address as a part of its oversight responsibilities.
_______________________________________________________

Herbert B. Hirsch is currently retired.  He has served as a Director of Silverleaf for the past eight years, having first been elected in May 2002.  He has also served as a member of Silverleaf’s Audit Committee and Compensation Committee for a total of eight years and its Nominating Committee for a total of six years. Mr. Hirsch has served as the Board’s Audit Committee Financial Expert since August 2009.  Mr. Hirsch spent much of his professional business career in various positions of increasing responsibility involving the financing and operation of timeshare resorts. Mr. Hirsch has twenty-five years experience in commercial lending within several industry groups, including the timeshare industry. He also served for fourteen years as the Chief Financial Officer of a publicly-held timeshare company. Mr. Hirsch currently serves on Silverleaf’s Audit Committee, Compensation Committee and Nominating Committee. Mr. Hirsch qualifies as an independent director as determined by the Board of Directors under the NASDAQ Marketplace Rules.

Mr. Hirsch’s extensive background in commercial lending and his specific expertise in the operational, accounting and financial reporting aspects of the timeshare industry materially adds to the Board’s understanding of the Company’s financial statements, sales and marketing operations, and its relationships with its institutional lenders.
________________________________________________________

Michael A. Jenkins is the founder, owner and President of Leisure and Recreation Concepts, Inc., a Dallas-based firm which has to date provided consulting services in connection with the planning, management, and design of over 1,050 theme parks, resorts, retail areas, and major attractions worldwide. He is also President and Managing Director of Dallas Summer Musicals, Inc., which is a leading U.S. nonprofit theater company. Mr. Jenkins previously served as a Director of Silverleaf and as a member of its Audit and Compensation Committees for a total of five years between 1997 and 2002.  In August 2009, Mr. Jenkins was reelected to the Board and as a member of the Audit Committee, the Compensation Committee and the Nominating Committee.  He has served on the boards of two other publicly-held companies in the past five years.  He served on the boards of Clear Choice Financial, Inc., a debt resolution company, from June 2006 until August 2006 and RG America, Inc., a consulting firm that provides services to address the risk management needs for companies’ real estate assets, from 2004 until 2007. Mr. Jenkins currently serves on Silverleaf’s Audit Committee, Compensation Committee and Nominating Committee.  Mr. Jenkins qualifies as an independent director as determined by the Board of Directors under the NASDAQ Marketplace Rules.

Mr. Jenkins’ broad understanding of and professional leadership in the leisure, recreation, and live entertainment industries provides the Board with unique insight into current and emerging U.S. leisure and recreational trends that may impact Silverleaf’s marketing, sales, and customer relations practices at its resorts, as well as the type and design of the amenities that it develops and maintains at its resorts for its timeshare owners.
_______________________________________________________

In the absence of instructions to the contrary, votes will be cast FOR the election of each of the above nominees pursuant to the proxies solicited hereby. In the event any of the nominees is unable or declines to serve as a Director at the time of the 2010 Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. Management has no reason to believe, at this time, that any of the nominees will be unable or will decline to serve if elected.  Each nominee has informed Silverleaf that he will serve if elected.

What are our corporate governance practices?

General.  Silverleaf believes that good corporate governance is important to ensure that it is managed for the long-term benefit of its shareholders. During the past year, Silverleaf has continued to review its corporate governance policies and practices.  Silverleaf’s Board of Directors has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (“Code of Conduct”) that is binding on all Silverleaf directors, officers and employees.  Additionally, the Board has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Executives (“Code of Ethics”) that is applicable to the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and other senior officers directly engaged in the financial reporting process.  Copies of both the Code of Conduct and the Code of Ethics are available on the Company’s website at www.silverleafresorts.com.

Director Independence. The Board of Directors has determined that Mr. Budd, Mr. Hirsch, Mr. Francis, and Mr. Jenkins are “independent” for purposes of Rule 4200 of the NASDAQ Marketplace Rules, and, therefore, a majority of the Board of Directors is independent as so defined. The Board of Directors based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the individual directors.  The foregoing independence determination also included the conclusion of the Board of Directors that each of the members of the Audit Committee is independent for purposes of Audit Committee membership under Rule 5605 of the NASDAQ Marketplace Rules and additional independence requirements under SEC Rule 10A-3(b). In addition, each member of the Compensation Committee and the Nominating Committee is independent in accordance with the NASDAQ Marketplace Rules.

Meeting of the Board of Directors. The Board of Directors took action either during regularly-scheduled or special meetings or by written consent 11 times during the year ended December 31, 2009.  All members of the Board of Directors except Mr. Jenkins, who was appointed to the Board in August 2009, attended the 2009 Annual Meeting and at least seventy-five percent of the Board meetings.  Each member of the Board of Directors serving on one or more of our Committees attended at least seventy-five percent of the Committee meetings held during 2009, with the exception of Mr. Francis who attended only one of the two meetings held by the Nominating Committee, and Mr. Jenkins who was appointed to the Board in August 2009.

What are the Committees of the Board of Directors?

Our Board of Directors currently has four standing committees:  an Audit Committee, a Compensation Committee, a Nominating Committee, and an Accounts and Acquisitions Committee.

The Audit Committee took action either during regularly-scheduled or special meetings or by written consent 12 times in 2009.  The Compensation Committee took action either during regularly-scheduled or special meetings or by written consent 8 times during 2009. The Accounts and Acquisitions Committee took action either during regularly-scheduled meetings or special meetings or by written consent 12 times in 2009.  The Nominating Committee took action during two regularly-scheduled meetings during 2009.

Audit Committee. The Board of Directors has established an audit committee (the “Audit Committee”), which currently consists of four directors who meet the independence requirements imposed by the NASDAQ Marketplace Rules. The Audit Committee has adopted a charter which sets forth the primary responsibilities of the Audit Committee and its procedures for effectively fulfilling those duties. The Audit Committee Charter is posted on Silverleaf’s website. The Audit Committee engages the independent registered public accountants, reviews the plans and results of the audit engagement, approves professional services provided by the independent registered public accountants, reviews the independence of the independent registered public accountants and the adequacy of Silverleaf’s internal accounting controls, considers the range of audit and non-audit fees, oversees Silverleaf’s internal audit functions, compliance with legal and regulatory requirements, policy for review of related party transactions, and reviews and approves Silverleaf’s periodic reports to the SEC.  The current members of the Audit Committee are Messrs. Budd, Francis, Hirsch and Jenkins.  Ms. Whitmore served as the Audit Committee Financial Expert prior to her resignation on August 5, 2009. Upon Ms. Whitmore’s resignation, Mr. Hirsch, an independent director and audit committee member since 2002, was designated by the Board of Directors of Silverleaf as the Audit Committee Financial Expert in accordance with the definition established by the SEC.  Mr. Hirsch has held a number of executive positions involving the financing of timeshare operations and financial reporting for timeshare companies.  The Board of Directors reviewed the background and qualifications of Mr. Hirsch, including his experience in the industry, and based on such, he was appointed and agreed to accept the designation as the Audit Committee Financial Expert.

Compensation Committee. The Board of Directors has established a compensation committee (the “Compensation Committee”), which currently consists of three directors who are non-employee independent directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, to determine compensation for Silverleaf’s senior executive officers and to administer Silverleaf’s 1997 Stock Option Plan, 2003 Stock Option Plan and 2008 Stock Option Plan.  The current members of the Compensation Committee are Messrs. Budd, Hirsch and Jenkins. Each is a non-employee, independent director.  Ms. Whitmore served as the Compensation Committee Chairman prior to her resignation on August 5, 2009, at which time Mr. Jenkins was designated by the Board of Directors as Chairman of the Compensation Committee.  For the period ending December 31, 2009, the Compensation Committee made all decisions regarding senior executive compensation and administration of Silverleaf’s stock option plans.  Additionally, the Committee reviews and makes recommendations to the Board of Directors for the approval of all material employee benefit plans, and benefit and compensation structures for directors. In acting upon these matters, the Committee considers, among other information, recommendations from the CEO of Silverleaf.  The Compensation Committee exercises independent discretion in respect of executive compensation matters, including the retention or termination of any compensation consultant. A copy of the Compensation Committee Charter is posted on Silverleaf’s website.  There are no “interlocks” (as defined by the rules of the SEC) with respect to any members of the Compensation Committee.

Nominating Committee. The Board of Directors has established a separate Nominating Committee, which currently consists of four directors who meet the independence requirements imposed by the NASDAQ Marketplace Rules.  The Nominating Committee has adopted a charter which sets forth the primary responsibilities of the Nominating Committee and its procedures for effectively fulfilling those duties. The Nominating Committee Charter is posted on Silverleaf’s website. In accordance with the Charter, the Nominating Committee has identified and submitted to the Board of Directors a slate of candidates each of whom they deem to have the experience, perspective, skills and knowledge of the field in which Silverleaf operates to serve as a member of Silverleaf’s Board of Directors. The candidates recommended by the Nominating Committee for election at the 2010 Annual Meeting are the current members of Silverleaf’s Board of Directors. The Board of Directors did not receive any recommendations for nominees for directors from shareholders.  The members of the Nominating Committee are Messrs. Budd, Francis, Hirsch and Jenkins.

The Nominating Committee will consider nominees for directors to be elected at the 2011 Annual Meeting of Shareholders as recommended by shareholders, and such recommendations may be made to the Board no earlier than February 7, 2011 and no later than March 10, 2011 (subject to certain notice requirements set forth in the Bylaws) by delivering a written notice to the Corporate Secretary at Silverleaf’s principal executive office stating the name, address, telephone number and resume of the proposed candidate or candidates and their business and educational background along with a written statement by the shareholder as to why such person or persons should be considered for election to the Board of Directors.

The Board will follow the same evaluation procedures whether a candidate is recommended by directors or shareholders. In identifying and evaluating nominees for director, the Board considers (i) whether the candidate will be “independent,” as such term is defined by the NASDAQ Marketplace Rules; (ii) whether the candidate possesses the highest personal and professional ethics, integrity and values; (iii) whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment and (iv) whether the candidate provides a diversity of viewpoints, background, experience and demographics as compared to the other members of the Board.  Candidates are also evaluated on their understanding of Silverleaf’s business and willingness to devote adequate time to carrying out their duties.  The Nominating Committee monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function.  To the extent the Board does not have enough information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion in ample time for Board consideration.

Accounts and Acquisitions Committee. The Board of Directors has established a financial accounts and acquisitions committee (the “Accounts and Acquisitions Committee”) to approve routine financial transactions such as the opening of a bank account or the purchase, lease or disposition of assets with a value not exceeding $100,000. The members of the Accounts and Acquisitions Committee are Mr. Francis and Mr. Mead.

The Board of Directors of Silverleaf does not have any other standing committees.  The Board of Directors may create one or more additional committees and grant such special committees the authority to review specific transactions.

How many executive sessions did the Board have during 2009?

The NASDAQ Marketplace Rules require that independent directors meet without non-independent directors and other management members in executive sessions in regularly scheduled meetings. The independent directors met in three executive sessions during 2009.

How do I contact the Board of Directors?

You may contact the Board of Directors by writing to: Silverleaf Resorts, Inc., Board of Directors, Attn: Sandra G. Cearley, Corporate Secretary, 1221 River Bend Drive, Suite 120, Dallas, Texas 75247. Communications received will be distributed by the Corporate Secretary to the Chairman of the Audit Committee or, depending on the facts and circumstances outlined in the communication received, to such other director or directors deemed appropriate by the Corporate Secretary.

How will my proxy be voted?

In the absence of instructions to the contrary, votes will be cast FOR each nominee for Director of Silverleaf. A majority of the shares present and voting at the 2010 Annual Meeting must be voted in favor of a Director for that Director to be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE DIRECTORS NOMINATED IN PROPOSAL 1.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

How are the independent registered public accountants appointed?

The Audit Committee of the Board of Directors has appointed BDO Seidman, LLP (“BDO”) as Silverleaf’s independent registered public accountants for the year ending December 31, 2010. One or more representatives of BDO will be present at the 2010 Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions. This appointment is being submitted for ratification at the 2010 Annual Meeting. If the appointment is not ratified, the appointment will be reconsidered by the Audit Committee, although the Audit Committee will not be required to appoint different independent registered public accountants for Silverleaf. Reconsideration by the Audit Committee could result in a delay of the appointment of independent registered public accountants due to the difficulty and expense of the selection process.

What were BDO’s fees for services rendered to us during the last two fiscal years?

The following table presents fees for professional services rendered by BDO for the audit of Silverleaf’s consolidated financial statements, audit-related services, tax services and all other services in 2008 and 2009.

FEES PAID TO BDO SEIDMAN, LLP

Fees	2008		2009
Audit Fees	$450,000		$458,000
Audit-Related Fees	127,700	(a)	111,300	(b)
Tax Fees	--		--
Other Fees	--		--
Total Fees	$577,700		$569,300
__________

(a)
For assurance and related services that were reasonably related to the performance and review of our financial statements by BDO and not already reported under Audit Fees above.  These fees related to a review of (i) the controls related to the servicing of the customer notes receivable pledged as collateral under the loan agreements of our securitization subsidiaries and our qualified special purpose entity; (ii) the indenture and related loan agreements of our new securitization subsidiary formed in June 2008; and (iii) our responses to the SEC’s comments concerning our 2007 Form 10-K and proxy statement for the 2008 Annual Meeting.

(b)
For assurance and related services that were reasonably related to the performance and review of our financial statements by BDO and not already reported under Audit Fees above.  These fees related to a review of (i) the controls related to the servicing of the customer notes receivable pledged as collateral under the loan agreements of our securitization subsidiaries and our qualified special purpose entity; and (ii) our responses to the SEC’s comments concerning our 2008 Form 10-K.

What is the Audit Committee’s pre-approval policy?

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm.  As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee approved the audit and audit-related services performed by BDO in 2009.

How will my proxy be voted?

In the absence of instructions to the contrary, votes will be cast FOR the ratification of BDO as Silverleaf’s independent registered public accountants for the year ending December 31, 2010. A majority of the shares present and voting at the 2010 Annual Meeting must be cast in favor of the ratification of BDO as Silverleaf’s independent registered public accountants in order for the proposal to be adopted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS SILVERLEAF’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2010 AS DESCRIBED IN PROPOSAL 2.

DIRECTORS AND EXECUTIVE OFFICERS

Who are the Directors and Executive Officers of Silverleaf?

The following table sets forth certain information concerning each person who was a director or executive officer of Silverleaf on December 31, 2009.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position
Robert E. Mead	63	Chairman of the Board, Chief Executive Officer and President
Sharon K. Brayfield	49	President – Owner Based Marketing and Sales Administration
David T. O’Connor	67	Senior Executive Vice President – Sales
Joe W. Conner	52	Chief Operating Officer – Finance, Development and Resort Operations
Robert M. Sinnott	44	Chief Financial Officer
Harry J. White, Jr.	55	Vice President – Treasurer
Michael D. Jones	43	Chief Information Officer
Edward L. Lahart	45	Chief Operating Officer – Marketing and Financial Services
Thomas J. Morris	44	Executive Vice President – Capital Markets and Strategic Planning
Sandra G. Cearley	48	Corporate Secretary
James B. Francis, Jr.	61	Director
J. Richard Budd	57	Director
Herbert B. Hirsch	73	Director
Michael A. Jenkins	67	Director

Robert E. Mead is the Chairman, Chief Executive Officer and President of Silverleaf.  Mr. Mead founded Silverleaf and has served as its Chairman of the Board since its inception and its Chief Executive Officer since May 1990. Prior to founding Silverleaf, Mr. Mead began his career in hotel and motel management and also operated his own residential construction company.  Mr. Mead has served as a Trustee member of the American Resort Developers Association (“ARDA”), which is the primary industry association for the timeshare business in the United States.  Through Silverleaf and several of its predecessor entities, Mr. Mead has a total of over 30 years of experience in the timeshare industry, with special expertise in the areas of management of timeshare sales and marketing programs, and in the acquisition, financing, development, construction, and operation of timeshare resorts and the related infrastructure and amenities associated with timeshare resorts.  He is the only member of the Board of Directors who is employed by the Company.  In addition to his service as an officer and director of Silverleaf, Mr. Mead serves on the Accounts and Acquisitions Committee of the Board of Directors.

Sharon K. Brayfield was elected to serve as President of a newly-created division, Owner Based Marketing and Sales Administration, to oversee Silverleaf’s marketing efforts to existing customers. Ms. Brayfield most recently served as President of Silverleaf between 1992 and May 2009. Ms. Brayfield began her career with an affiliated company in 1982 as the Public Relations Director of Ozark Mountain Resort. In 1989, she was promoted to Executive Vice President of Resort Operations for an affiliated company and in 1991 was named Chief Operations Officer of Silverleaf.

David T. O’Connor has over 31 years of experience in real estate and timeshare sales and has worked periodically with Mr. Mead over the past 22 years. Mr. O’Connor was named Silverleaf’s Senior Executive Vice President of Sales in 2008. He is responsible for the entire sales organization including all field sales, the design and preparation of all training materials, incentive programs, and follow-up sales procedures.  Mr. O’Connor previously served the Company as Executive Vice President of Sales since 1997 and Vice President of Sales since 1991.

Joe W. Conner was named Chief Operating Officer of Silverleaf in 2003. His responsibilities include the Finance, Treasury, Resort Development and Resort Operations activities, and accounting functions of the Company. Mr. Conner also served as CFO of Silverleaf during our IPO from 1997 to 1998.  He spent two years as the CFO for ACE Cash Express from 2001 to 2003, the largest owner and franchiser of check cashing stores in the U.S.  Prior to joining Silverleaf in 1997, Mr. Conner was the CFO of the Jacobsen Division of Textron, Inc.  Mr. Conner is a certified public accountant.

Robert M. Sinnott served as CFO of the Company from February 2008 to January 2010. From 1998 to 2003, he served as Director of Finance for the Company.  From 2003 until February 2008, he served as Vice President of Finance for Ashford Hospitality Trust, Inc., a Dallas-based publicly-held owner of hotels.  Mr. Sinnott is a certified public accountant.

Harry J. White, Jr. was named Chief Financial Officer of Silverleaf effective January 8, 2010, a position he previously held from the time he joined the Company in 1998 to 2008 when he relinquished that position to focus on other financial duties for Silverleaf as Chief Accounting Officer and Vice President-Treasurer from 2008 to 2010. Mr. White is responsible for all day-to-day accounting and financial reporting activities. From 1995 to 1998, Mr. White served as Vice President and CFO of Thousand Trails, Inc.  Prior to that time he was a senior manager with Deloitte & Touche LLP. Mr. White is a certified public accountant. Mr. White succeeds Robert M. Sinnott, who resigned as the Company’s Chief Financial Officer, effective January 8, 2010.

Michael D. Jones was named Chief Information Officer in May 2006.  He served as Vice President — Information Systems from May 1999 until May 2006.  Prior to that time he served in various positions within the Company, including Vice President of Information Services, Network Manager and Payroll Manager.

Edward L. Lahart was named Chief Operating Officer of Marketing and Financial Services in May 2009. His responsibilities include Marketing, Financial Services, Management Information Systems and Call Center Operations.  Mr. Lahart has been employed with Silverleaf over 20 years and prior to this appointment, served most recently as Executive Vice President of Operations since 2002 and Vice President for Corporate Operations since 1998.  He served in various capacities in the Credit and Collections Department from 1989 to 1998.

Thomas J. Morris has served as Executive Vice President of Capital Markets and Strategic Planning since March 2008. He is responsible for all capital market activities and serves as the primary contact for equity investors and analysts with the Company. Mr. Morris has over 15 years of experience in corporate banking and timeshare industry finance. Mr. Morris previously served Silverleaf as Senior Vice President of Capital Markets since 2005 and as an independent consultant since 2001.

Sandra G. Cearley has served as Corporate Secretary of Silverleaf since its inception.  Ms. Cearley maintains corporate minute books, oversees regulatory filings, and coordinates legal matters with Silverleaf’s attorneys.

J. Richard Budd is a Managing Director of Cerberus Operations and Advisory Company LLC, where he provides financial advisory, debt restructuring and crisis management consulting services to companies in the Cerberus investment portfolio.  In the course of his professional consulting duties with Cerberus, he is from time to time asked to serve as a director and/or operating officer of such a portfolio company. For example, between 2008 and 2009, he served as Senior Managing Director and President of the Business Credit Group of GMAC ResCap, a financial services company providing services to institutional investors, mortgage lenders and commercial borrowers. In that position he was responsible for an approximate $7 billion portfolio of commercial real estate investments in the US, UK, and Mexico.  Mr. Budd has served as a Director of Silverleaf for the past eight years, having first been elected in May 2002.  He has also served as a member of Silverleaf’s Audit Committee and Compensation Committee for a total of eight years and of its Nominating Committee for a total of six years.  Between 2001 and 2007, Mr. Budd was a partner in the financial restructuring advisory firm of Marotta Gund Budd & Dzera, LLC. Mr. Budd currently serves on Silverleaf’s Audit Committee, Compensation Committee and Nominating Committee.  Mr. Budd qualifies as an independent director as determined by the Board of Directors under the NASDAQ Marketplace Rules.

James B. Francis, Jr. is President of Francis Enterprises, LP, a governmental and public affairs consulting firm.  He has served as a Director of Silverleaf for thirteen years, having first been elected in July 1997.  He has also served as a member of Silverleaf’s Audit Committee for a total of seven years, its Compensation Committee for a total of five years, and its Nominating Committee for a total of six years.  From 1980 to 1986, Mr. Francis was a partner in the privately-owned Dallas based firm of Bright & Co., which owned and managed various substantial business investments, including the Dallas Cowboys Football Club, Bright Truck Leasing Corporation, Bright Banc, State Bank and Trust, STM Mortgage Company, Bright Insurance Services, and several affiliated real estate investment and development companies.  While with Bright & Co., Mr. Francis served as chairman of it’s audit committee and as the owner’s representative to the Dallas Cowboys Football Club and to Texas Stadium Corporation. He was also chairman of the audit committees of Bright Truck Leasing Corporation and State Bank and Trust.  Mr. Francis also served as a director (1983 to 1985) of Dallas Federal Savings, which was then a publicly-held corporation, and was a director and audit committee member (1999 to 2000) of Flashnet Communications, a publicly-held internet service provider, which was acquired by Prodigy Communications in 2000.  Between 1995 and 2002, Mr. Francis served as an appointed member of the Texas Public Safety Commission, which oversees the Texas Department of Public Safety.  During a portion of his tenure (1997 – 2001), Mr. Francis was also the chairman of the Texas Public Safety Commission.  Mr. Francis currently serves on Silverleaf’s Audit Committee, Nominating Committee, and Accounts and Acquisitions Committee. Mr. Francis qualifies as an independent director as determined by the Board of Directors under the NASDAQ Marketplace Rules.

Herbert B. Hirsch is currently retired.  He has served as a Director of Silverleaf for the past eight years, having first been elected in May 2002.  He has also served as a member of Silverleaf’s Audit Committee and Compensation Committee for a total of eight years and its Nominating Committee for a total of six years. Mr. Hirsch has served as the Board’s Audit Committee Financial Expert since August 2009.  Mr. Hirsch spent much of his professional business career in various positions of increasing responsibility involving the financing and operation of timeshare resorts. Mr. Hirsch has twenty-five years experience in commercial lending within several industry groups, including the timeshare industry. He also served for fourteen years as the Chief Financial Officer of a publicly-held timeshare company. Mr. Hirsch currently serves on Silverleaf’s Audit Committee, Compensation Committee and Nominating Committee. Mr. Hirsch qualifies as an independent director as determined by the Board of Directors under the NASDAQ Marketplace Rules.

Michael A. Jenkins is the founder, owner and President of Leisure and Recreation Concepts, Inc., a Dallas-based firm which has to date provided consulting services in connection with the planning, management, and design of over 1,050 theme parks, resorts, retail areas, and major attractions worldwide. He is also President and Managing Director of Dallas Summer Musicals, Inc., which is a leading U.S. nonprofit theater company. Mr. Jenkins previously served as a Director of Silverleaf and as a member of its Audit and Compensation Committees for a total of five years between 1997 and 2002.  In August 2009, Mr. Jenkins was reelected to the Board and as a member of the Audit Committee, the Compensation Committee and the Nominating Committee.  He has served on the boards of two other publicly-held companies in the past five years.  He served on the boards of Clear Choice Financial, Inc., a debt resolution company, from June 2006 until August 2006 and RG America, Inc., a consulting firm that provides services to address the risk management needs for companies’ real estate assets, from 2004 until 2007. Mr. Jenkins currently serves on Silverleaf’s Audit Committee, Compensation Committee and Nominating Committee.  Mr. Jenkins qualifies as an independent director as determined by the Board of Directors under the NASDAQ Marketplace Rules.

Board Leadership Structure

Mr. Mead serves as both our CEO and Chairman of the Board.  We believe this structure is appropriate for Silverleaf as it allows one person to speak for and lead both the Company and the Board, while also providing for effective oversight by an independent Board as our four remaining directors are non-employee independent directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.  Mr. Mead founded the Company, and is its largest shareholder. He has over 30 years of experience in the timeshare industry, with special expertise in the areas of consumer finance, hospitality management, real estate development and purchase negotiations. We believe that under Mr. Mead’s leadership, our Board is more readily equipped to respond to the needs of our business and our shareholders.  Our overall corporate governance policies and practices combined with the strength of our independent directors and their tenure with us, minimizes any potential conflicts that may result from combining the roles of CEO and Chairman.  The average service of our four independent non-employee directors is over eight years.  Our four independent directors hold executive sessions each year without management present. In accordance with our Audit Committee Charter, our Audit Committee, which is comprised of three independent directors, maintains free and open communication with (i) our CEO, (ii) our CFO, (iii) our internal audit consulting firm, (iv) our independent registered public accountants, and (v) our outside legal counsel and periodically meets, in its sole discretion, in separate executive (private) sessions with each such person to discuss any matters that the Audit Committee or any of them believes should be discussed privately with the Audit Committee.  Overall, we believe our board leadership structure allows for clear lines of accountability and responsibility and leads to more effective management and governance processes.

Board Risk Oversight

Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of executive management’s report on operations to the Board at regularly scheduled Board meetings and at presentations to the Board and its committees by our officers and our outside legal counsel. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•
The Audit Committee oversees Silverleaf’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines and processes for monitoring and mitigating those risks. As part of its risk oversight responsibilities, the Audit Committee periodically meets with management and the independent registered public accounting firm to review Silverleaf’s risks or exposures and to assess the steps taken by management to monitor and control such risks and exposures.  The Audit Committee also meets periodically with management, the internal audit consulting firm, and the independent registered public accounting firm to review and assess all complex financing transactions involving Silverleaf.  In addition, the Audit Committee periodically receives reports from management, and if they deem appropriate, outside legal counsel, concerning legal matters (including material claims, pending legal proceedings, government investigations and material reports, notices or inquiries received from governmental agencies) that may have a significant impact on the Company’s financial statements or risk management.

•
The Compensation Committee monitors the risks associated with management resources, structure, succession planning, development and selection processes, including evaluating the effect the compensation structure may have on risk decisions.

•	The Nominating Committee oversees risks associated with the independence of the Board of Directors and potential conflicts of interest.

The Audit Committee has recently requested senior management to carry out an overall assessment of risks inherent in our business in accordance with guidelines established by the Committee of Sponsoring Organizations of the Treadway Commission.  In addition, our Chief Financial Officer described to the Audit Committee via teleconference how our Marketing personnel are compensated.

Compensation Risk Assessment

We compensate certain of our key employees involved in marketing and sales through commission arrangements. Compensation based on commission payments can create conflicts of interest between strict compliance with Company policies and guidelines and the incentive to earn a commission.  Accordingly, we have developed the following policies and procedures to avoid or mitigate the risks associated with these potential conflicts of interest:

•
Commissions received by our Senior Executive Vice President of Sales, our Vice Presidents of Sales, and our sales managers and sales directors are subject to chargebacks in the event the purchaser fails to make the first required payment.

•
Salaried personnel, rather than commission-based sales personnel, perform the sales verification function and review the credit application with potential owners at the time of sale to confirm compliance with Company policies and guidelines.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Participation by Management in Compensation Decisions

The Compensation Committee (“Compensation Committee”) of our Board of Directors currently consists of three directors who are non-employee independent directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, to determine compensation for Silverleaf’s executive officers and to administer Silverleaf’s stock option plans. There are no “interlocks” (as defined by the rules of the SEC) with respect to any members of the Compensation Committee. The Compensation Committee consists of three members, Mr. Jenkins, who chairs the committee, and Messrs. Budd and Hirsch. Each is a non-employee, independent director. For the year ended December 31, 2009, all decisions concerning compensation of executive officers and administration of Silverleaf’s option plans were made by the Compensation Committee based upon recommendations made by our CEO.  Additionally, the Compensation Committee reviews and makes recommendations to the Board of Directors for the approval of all material employee benefit plans, benefit and compensation structures for directors, and oversees the criteria for performance-based compensation. In acting upon these matters, the Compensation Committee considers, among other information, recommendations from our CEO. A copy of the Compensation Committee Charter is posted on Silverleaf’s website.

Compensation Discussion and Analysis

Overview

The Compensation Committee seeks to achieve the following objectives with our executive compensation structure:

•
Attract, motivate, and retain qualified individuals having the skills, experience and leadership necessary to manage our present and future business in a manner consistent with the interests of our shareholders

•	Recognize individual merit
•	Maintain and increase shareholder value and promote the attainment of our significant business objectives
•	Promote a performance-based environment
•	Cultivate in the executives a long-term team approach that aligns their interests with the interests of our shareholders

Our executive compensation structure is designed to reward executives for the following:

•	Exemplary performance that contributes to our growth
•	Increase in shareholder value
•	Experience and knowledge in our industry
•	Length of service with us

Executive Compensation Components

Our executive compensation structure consists primarily of (i) base annual salary, (ii) discretionary bonuses recognizing individual merit, (iii) equity incentives in the form of stock option awards that have been granted under our Stock Option Plans, and (iv) health and welfare benefits in the form of paid health insurance, paid vacation and sick leave and other benefits as approved by the Compensation Committee.

The following discussion outlines the compensation structure for the executive officers as a group and specifically for those officers who, in 2009, were our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (the “Named Executive Officers” or “NEOs”).

In 2008, the Compensation Committee, through Silverleaf, retained Hay Group, a nationally-recognized executive compensation consulting firm, to review the executive compensation structure of Silverleaf. Hay Group was also retained to advise the Compensation Committee in connection with the adoption of the 2008 Stock Option Plan (the “2008 Plan”) and the establishment of certain criteria which the Compensation Committee considered in determining grants of options under the 2008 Plan. In its review, Hay Group analyzed the compensation we paid to our executive officers as compared to the compensation paid to individuals holding the same position in companies that are comparable to Silverleaf. The Compensation Committee was satisfied with Hay Group’s 2008 study and therefore did not find it necessary to perform a new compensation study during 2009.  Although we did not have a new compensation study performed during 2009, we believe the compensation we pay our executive officers remains competitive and is adequate to retain key personnel necessary for the success of our business.

Base Salary.  Each of our executives, other than Mr. O’Connor, receives a base salary.  Our CEO makes recommendations to the Compensation Committee concerning the amount of the salaries we pay our executive officers. We review individual salaries for our executive officers each year.  We strive to set base salaries at levels necessary to attract and retain executive officers with skill and experience needed by us in light of our current and anticipated business activities. Factors considered in setting base salary for our executive officers include the individual’s performance, scope of and changes in functional responsibilities, length of employment and other factors which evidence contributions to our long-term growth and profit objectives.  During a 2008 study, Hay Group determined that, in general, the base salary of our executive officers (other than Mr. Mead whose compensation was not included in the study) approximated the 70th percentile level of the peer group.

In lieu of a base salary set at an established dollar amount, we compensate our Senior Executive Vice President of Sales on a performance-based compensation structure. We believe that such structure provides incentives for Mr. O’Connor to establish innovative sales and marketing techniques that will provide greater value to Silverleaf through increased sales. The terms of Mr. O’Connor’s compensation structure are discussed below.

Discretionary Bonuses. We have not adopted any performance-based incentive bonus programs for our executive officers.  Historically, cash bonuses have not constituted a significant portion of our employees’ total compensation.  Bonuses paid to executive officers are discretionary and are awarded by the Compensation Committee based upon recommendations made by our CEO.  Bonuses are not used as a key motivator to executive management, but are instead awarded to recognize individual merit.  No specific performance targets were established in connection with the determination of bonuses awarded in 2009 to any of our executive officers.   In the 2008 study, Hay Group determined that, in the aggregate, the total cash compensation, consisting of base salary and cash bonuses, paid to our executive officers approximated the 55th percentile of the peer group.

In 2009, we paid Mr. Sinnott a bonus of $50,000 for his efforts in ensuring the completion of the 2008 audit.  As our CFO during 2009, Mr. Sinnott was responsible for the supervision of our accounting personnel directly involved in the audit process with our outside accountants and for the ongoing maintenance and enhancements to our system of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. Mr. Sinnott’s bonus was a reflection of the Compensation Committee’s assessment of the manner in which Mr. Sinnott performed his duties as CFO during 2008 in very difficult times.  We also paid Mr. Morris a bonus of $100,000 upon the completion of an extension of the revolving credit period under the receivables loan component of one of our senior credit facilities.  Maintaining adequate liquidity is critical to our ability to finance the sale of vacation intervals, and Mr. Morris’ participation in negotiating and implementing the terms of the arrangement was invaluable in completing the transaction.  The capital and credit markets have been experiencing unprecedented levels of volatility and disruption for more than two years now, and the Compensation Committee approved the payment of Mr. Morris’ bonus in recognition of his efforts during this challenging time.  Our CEO recommended that the Compensation Committee award each of these bonuses.  We anticipate that we will continue to pay cash bonuses to our executive officers consistent with our past practices.

Equity Incentive.  We have periodically granted stock options to motivate and retain executive management. The Compensation Committee believes stock options align employees well with shareholders, as the employee benefits only if our stock price appreciates from the grant date through the exercise date.  Because the value that may be earned through stock options is dependent upon an increase in our stock price, the Compensation Committee views stock option grants as a critical link between compensation program design and the creation of shareholder value.  Each of our NEOs, except for Mr. Mead, has been granted options to purchase shares of our common stock under one or more of our option plans. The outstanding options held by each of the NEOs are listed on the “Outstanding Equity Awards at December 31, 2009” chart on page 29 hereof.  All options granted to our executive officers, directors and key employees have option prices equal to the trading price of our stock on the date of grant.

Whenever possible the Compensation Committee awarded incentive stock options to the NEOs as opposed to non-qualified stock options.  Incentive stock options offer more favorable tax treatment to the recipient than do non-qualified stock options.  See the discussion of the federal income tax consequences below with respect to our Option Plans.

CEO Salary

During 2009, Mr. Mead was compensated based on the terms of his amended and restated employment agreement dated March 26, 2008.  Although it expired on December 31, 2008, Mr. Mead continued to be employed by Silverleaf as CEO until his new employment agreement was negotiated on the same terms as his amended employment agreement.  On March 3, 2010, Mr. Mead’s Employment Agreement was extended effective January 1, 2010, with an expiration date of December 31, 2010.  All of the terms and provisions of the Employment Agreement remained the same, including Mr. Mead’s annual base salary of $925,000.  Mr. Mead continues to be entitled to receive additional fringe benefits including the charter-free use of Silverleaf’s airplane for personal purposes up to a maximum of 50 hours per year plus certain paid health insurance benefits and such vacation time, sick leave and other fringe benefits as specified by the Board of Directors of Silverleaf for its executive personnel. During 2009, the Compensation Committee granted Mr. Mead a bonus in the form of a transfer of title to a 13.5513 acre tract near Holly Lake Resort and an easement to an adjoining 6.4487 acre tract.  The 13.5513 acre tract does not contain any improvements and was not being used by the Company’s Holly Lake Resort.  An independent real estate appraiser appraised the property at a value of $27,100.  The bonus was granted to Mr. Mead for his performance in 2008.

Incentive Compensation Structure for Mr. O’Connor

David T. O’Connor has been employed by us since 1991.  He has directed our field sales, including the design and preparation of training materials, incentive programs and follow-up sales procedures.  We have compensated Mr. O’Connor on a percentage of sales during that time.  On March 3, 2010, we extended Mr. O’Connor’s employment agreement through December 31, 2011.  We pay Mr. O’Connor weekly commissions based on our net sales from timeshare sales, including sampler sales, but the commissions are paid only if we have received a full down payment and the sale has not been cancelled as of the date of the payment of the commissions.  The commissions paid are subject to chargebacks. We maintain a $2,000 reserve out of Mr. O’Connor’s commissions, against which chargebacks are deducted.  The reserve is replenished on a regular basis by Silverleaf deducting, to the extent required, ten percent (10%) of the commissions otherwise due Mr. O’Connor.

Mr. O’Connor earns a commission on all Company sales.  The commission rate earned varies based on the type of sale and in some cases on the basis of the average revenue generated per tour group (“APG”).  As the APG increases, Mr. O’Connor will be entitled to receive a larger commission.  The 2009 rates ranged from 0.3% to 0.9% of sales, which we feel are competitive.  For the year ended December 31, 2009, Mr. O’Connor received aggregate commissions of 0.45% of vacation interval sales under the percentages in effect during the year.  Effective February 2010, Mr. O’Connor’s commission structure for outside and off-site sales was revised based on a mutual agreement between Silverleaf and Mr. O’Connor.  The commission rates for outside and off-site sales, which have been 0.4% to 0.9% since March 2007, have been changed to 0.35% to 0.8%.  Any compensation to Mr. O’Connor in 2010 in excess of $1 million should be subject to the Section 162(m) limitation of the Internal Revenue Code as discussed below.

Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code generally limits the corporate income tax deduction for compensation paid or accrued in 2009 to our executive officers that is in excess of $1 million unless such compensation is “performance-based compensation” or qualifies under other exceptions.  The compensation earned by the executive officers should be subject to the Section 162(m) limitation.  The Compensation Committee may from time to time authorize other awards that will give rise to a loss of deduction under Section 162(m) should it determine that the payment of such compensation is in our best interests.

Summary of Compensation of NEOs

The following table sets forth the annual base salary, bonus, option awards and other annual compensation earned in the three prior fiscal years by the NEOs.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (a) ($)	Bonus (b) ($)		Option Awards (c) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Robert E. Mead,	2009	925,002	27,100	(d)	--	--		136,907	(f)	1,089,009
Chairman of the Board and	2008	895,161	--		--	--		88,508	(g)	983,669
Chief Executive Officer	2007	750,000	--		--	2,882,112	(e)	113,155	(h)	3,745,267

Robert M. Sinnott,	2009	291,497	50,000		--	--		--		341,497
Chief Financial Officer (i)	2008	252,083	7,500		208,250	--		--		467,833

Sharon K. Brayfield, President	2009	475,000	--		--	--		18,106	(j)	493,106
– Owner Based Marketing and	2008	475,000	50,000		208,250	--		43,806	(k)	777,056
Sales Administration	2007	475,000	50,000		--	--		54,345	(l)	579,345

David T. O’Connor, Senior	2009	--	--		--	1,078,973	(m)	10,178	(n)	1,089,151
Executive Vice President –	2008	--	--		208,250	1,260,374	(m)	17,488	(o)	1,486,112
Sales	2007	--	--		--	1,331,236	(m)	17,867	(p)	1,349,103

Thomas J. Morris,	2009	325,000	100,000		--	--		--		425,000
Executive Vice President –	2008	316,667	100,000		208,250	--		--		624,917
Capital Markets and Strategic Planning	2007	275,001	125,000		--	--		--		400,001
__________

(a)
The amounts shown are before elective contributions by the NEOs in the form of salary reductions under our Section 125 Flexible Benefit Plan.  Such plans are available to all employees, including the NEOs.

(b)	Represents bonuses paid to the NEOs. See Compensation Discussion & Analysis for basis of determining bonuses to be paid.

(c)
Represents the total grant date fair value of stock option awards to be recognized for financial reporting purposes over the five-year vesting period, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The fair values of these awards and the amounts expensed during 2008 were determined in accordance with FASB Accounting Standards Codification (“ASC”) “Compensation - Stock.”  For a discussion of assumptions made in the valuation of option awards, please refer to Note 10 to the financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2009.

(d)
The Compensation Committee granted Mr. Mead a bonus in 2009 in the form of a transfer of title to a 13.5513 acre tract near Holly Lake Resort and an easement to an adjoining 6.4487 acre tract.  The 13.5513 acre tract does not contain any improvements and was not being used by the Company’s Holly Lake Resort.  The value of $27,100 was based on an appraisal prepared by Kozsuch & Company, an independent real estate appraiser.

(e)	We accrued the bonus payable to Mr. Mead under the performance-based incentive plan in 2007 pursuant to the terms of his Employment Agreement in place at that time.

(f)
A total of $134,326 represents the personal use of the Company’s aircraft during 2009 pursuant to the terms of the employment agreement between the Company and Mr. Mead.  This amount is based on the aggregate incremental cost to the Company for Mr. Mead’s personal use of the aircraft, which cost includes such items as fuel, maintenance, landing fees, travel expense, on-board catering and communications, labor and miscellaneous supplies.  Such fixed costs as pilots’ salaries, depreciation of the aircraft, insurance and licensing fees were excluded from the calculation as these costs do not change based on usage.  The remaining balance of Mr. Mead’s other compensation consists of a gross-up in income to pay the income taxes of $961 associated with the land Mr. Mead received as a bonus in 2009, premiums on life insurance and long distance charges for personal calls.  Mr. Mead occasionally used staff for personal business, but the aggregate incremental cost to the Company is valued at $0.00 because the Company did not incur any additional expense for such staff.

(g)
A total of $86,888 represents the personal use of the Company’s aircraft during 2008 pursuant to the terms of the employment agreement between the Company and Mr. Mead.  Such amount was calculated on the same basis as described in footnote (f) above.  The remaining balance of Mr. Mead’s other compensation consists of premiums on life insurance and long distance charges for personal calls.  Mr. Mead occasionally used staff for personal business, but the aggregate incremental cost to the Company is valued at $0.00 because the Company did not incur any additional expense for such staff.

(h)
A total of $105,376 represents the personal use of the Company’s aircraft during 2007 pursuant to the terms of the employment agreement between the Company and Mr. Mead.  Such amount was calculated on the same basis as described in footnote (f) above.  In October 2007, the Company filed a registration statement with the SEC to register $100 million aggregate value of debt and equity securities.  Pursuant to the terms of a registration agreement between the Company and Mr. Mead, 9,349,417 shares of the common stock of the Company owned and controlled by Mr. Mead were included in the registration statement.  The remaining balance of Mr. Mead’s other compensation consists of ten percent of the estimated professional fees incurred by the Company and the filing fee associated with the registration of Mr. Mead’s shares, premiums on life insurance, and long distance charges for personal calls.  Mr. Mead occasionally used staff for personal business, but the aggregate incremental cost to the Company is valued at $0.00 because the Company did not incur any additional expense for such staff.

(i)
Mr. Sinnott joined the Company as Chief Financial Officer in February 2008. His base annual salary for 2008 and 2009 was $275,000 and $293,000, respectively. Mr. Sinnott resigned effective January 8, 2010, at which time Harry J. White, Jr. was elected Chief Financial Officer, a position he previously held from 1998 to 2008.

(j)
All other compensation for Ms. Brayfield in 2009 consisted of the personal use of a Company vehicle, a gross-up in income to pay the income taxes associated with the benefit of the Company vehicle of $2,509, country club dues, premiums on life insurance, personal use of a Company-provided cell phone, and long distance charges for personal calls.  The country club membership is primarily for business use.  The amounts included for country club expenses reflect the full cost of the country club membership for the calendar year; however, we believe only a portion of such cost represents a perquisite.  Ms. Brayfield occasionally used staff for personal business, but the aggregate incremental cost to the Company is valued at $0.00 because the Company did not incur any additional expense for such staff.

(k)
All other compensation for Ms. Brayfield in 2008 consisted of the personal use of a Company vehicle valued at $31,010, a gross-up in income to pay the income taxes associated with the benefit of the Company vehicle of $7,494, country club dues, premiums on life insurance, personal use of a Company-provided cell phone, and long distance charges for personal calls.  Ms. Brayfield occasionally used staff for personal business, but the aggregate incremental cost to the Company is valued at $0.00 because the Company did not incur any additional expense for such staff.  The country club dues are valued as described in footnote (j) above.

(l)
All other compensation for Ms. Brayfield in 2007 consisted of the personal use of a Company vehicle valued at $36,116, a gross-up in income to pay the income taxes associated with the benefit of the Company vehicle of $13,164, country club dues, premiums on life insurance, personal use of a Company-provided cell phone, and long distance charges for personal calls.  Ms. Brayfield occasionally used staff for personal business, but the aggregate incremental cost to the Company is valued at $0.00 because the Company did not incur any additional expense for such staff.  The country club dues are valued as described in footnote (j) above.

(m)	Represents the commissions earned by Mr. O’Connor pursuant to the performance-based incentive structure described above.

(n)
All other compensation for Mr. O’Connor in 2009 consisted of personal use of a Company vehicle, a gross-up in income to pay the income taxes associated with the benefit of the Company vehicle in the amount of $1,571, premiums on life insurance, personal use of a Company-provided cell phone, and long distance charges for personal calls.  Mr. O’Connor occasionally used staff for personal business, but the aggregate incremental cost to the Company is valued at $0.00 because the Company did not incur any additional expense for such staff.  Mr. O’Connor also occasionally used a country club membership paid by the Company; however, the aggregate incremental cost to the Company is valued at $0.00 because the Company did not incur any additional expenses and the cost was allocated to another employee as a personal benefit.

(o)
All other compensation for Mr. O’Connor in 2008 consisted of personal use of a Company vehicle, a gross-up in income to pay the income taxes associated with the benefit of the Company vehicle in the amount of $3,458, premiums on life insurance, personal use of a Company-provided cell phone, and long distance charges for personal calls.  Mr. O’Connor occasionally used staff for personal business, but the aggregate incremental cost to the Company is valued at $0.00 because the Company did not incur any additional expense for such staff.  Mr. O’Connor also occasionally used a country club membership paid by the Company and such use is valued as described in footnote (n) above.

(p)
All other compensation for Mr. O’Connor in 2007 consisted of personal use of a Company vehicle, a gross-up in income to pay the income taxes associated with the benefit of the Company vehicle in the amount of $3,924, premiums on life insurance, personal use of a Company-provided cell phone, and long distance charges for personal calls.  Mr. O’Connor occasionally used staff for personal business, but the aggregate incremental cost to the Company is valued at $0.00 because the Company did not incur any additional expense for such staff.   Mr. O’Connor also occasionally used a country club membership paid by the Company and such use is valued as described in footnote (n) above.

Grant of Plan-Based Awards during 2009

No grants of plan-based awards were made to our NEOs during 2009.

Employment and Noncompetition Agreements with NEOs

For the fiscal year ended December 31, 2009, the base salaries and other compensation paid to each of the NEOs were documented in employment agreements with the executives.

We have entered into written employment agreements (individually, the “Employment Agreement” or collectively, the “Employment Agreements”) with each of our NEOs pursuant to which each will be employed by us through December 31, 2011, except as discussed below. The Employment Agreements were approved by the Compensation Committee of our Board of Directors. Each of the Employment Agreements provides that for a period of two years following the termination of the NEO’s employment with us, he or she will not engage in or carry on, directly or indirectly, any business in competition with us or our affiliates in any county of any state of the United States in which we or our affiliates conduct such business or market the products of such business immediately prior to the effective date of termination.  Each of the Employment Agreements also provides that for a period of two years following the termination of employment each NEO will not influence any employee or independent contractor to terminate his relationship with Silverleaf.  The Employment Agreements also provide that the NEO may not disclose any of our confidential information at any time. Effective January 1, 2010, we extended the existing Employment Agreements of Ms. Brayfield and Mr. Morris for an additional two year term. No other terms of their respective amended and restated Employment Agreements were modified.  Mr. Sinnott resigned effective January 8, 2010.  We entered into an Employment Agreement with Mr. White, who was elected Chief Financial Officer upon Mr. Sinnott’s resignation, effective January 1, 2010 for a two year term.  Mr. White will be paid an annual salary of $325,000 and will receive the standard employee benefits paid to our executive management team as well as such bonuses and other compensation as may be determined from time to time by the Compensation Committee.

Mr. Mead’s Employment Agreement is discussed above under the section entitled “CEO Salary.”  Mr. O’Connor’s Employment Agreement is discussed above under the section entitled “Incentive Compensation Structure for Mr. O’Connor.”  The Employment Agreements for both Mr. Mead and Mr. O’Connor contain the same restrictive provisions following their respective terminations of employment as contained in the Employment Agreements with our other NEOs.

Change of Control Provisions in NEOs’ Employment Agreements

The Employment Agreement with Mr. Mead in force during 2009 required that we pay severance to Mr. Mead if he had been terminated after a Change of Control for any reason other than Good Cause or if he terminated his employment for Good Reason. The severance pay would have been equal to two times his annual base compensation plus the amount of any bonuses paid to him during the calendar year in which the Change of Control occurred.  The Employment Agreements with each of our other NEOs contain Change of Control provisions which provide that the NEO will be paid severance pay equal to two times the total cash compensation received by the NEO for the immediately preceding calendar year, including base compensation, commissions, bonuses, and similar cash items, but excluding fringe benefits, vehicle usage and similar non-cash items, if such employee is terminated after a Change of Control for any reason other than Good Cause or if the NEO terminates his or her employment for Good Reason.  In each of the Employment Agreements, a “Change of Control” shall mean the occurrence of any of the following events:

•
Individuals who, on the date of the Employment Agreement, constitute the Board of Directors (the “Board”) of Silverleaf (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Silverleaf in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Silverleaf as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

•
The consummation of any sale, transfer or other disposition of all or substantially all of the assets of the business of Silverleaf through one transaction or a series of related transactions to one or more persons or entities;

•
Any “Person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than Robert E. Mead, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Silverleaf representing more than 50% of the combined voting power of Silverleaf’s then outstanding securities eligible to vote for the election of the Board;

•
The consummation of a merger, consolidation, reorganization, statutory share exchange or similar form of corporate transaction involving Silverleaf or any of its subsidiaries that requires the approval of Silverleaf’s stockholders, whether for such transaction or the issuance of securities in the transaction; or

•	The stockholders of Silverleaf approve a plan of complete liquidation or dissolution.

“Good Cause” shall be deemed to exist if the Employee willfully:

•	Breaches or habitually neglects the duties that the Employee is required to perform under the terms of the Employment Agreement;

•	Violates reasonable and substantial rules, regulations or policies governing employee performance;

•	Refuses to obey reasonable orders in a manner that amounts to insubordination; or

•	Commits clearly dishonest acts toward Silverleaf.

Good Cause for termination of Employment shall not exist unless the Employee fails to correct the activity alleged to constitute Good Cause within thirty (30) days following written notice from Silverleaf of such activity and the corrective action reasonably sought by Silverleaf.

“Good Reason” shall mean the occurrence of any of the following events after a Change of Control which are not cured by Silverleaf within thirty (30) days of receipt of written notice of the event constituting Good Reason from the Employee:

•	The failure by Silverleaf to pay Employee the compensation and benefits due Employee under the Employment Agreement;

•	A material diminution in Employee’s responsibilities or authority, or a diminution of Employee’s title;

•	Employee is required to relocate for purposes of Employee’s employment with Silverleaf;

•	Any material breach of the Employment Agreement by Silverleaf; or

•	The failure of any successor to all or substantially all of the business and/or assets of Silverleaf to assume the Employment Agreement.

We believe that the Change of Control provisions within the Employment Agreements with our NEOs is essential to provide incentive for the NEOs to remain in our employ during negotiations of a transaction that would result in a Change of Control.  Additionally, such provisions provide an economic incentive to an acquiring company to continue to employ the NEOs following the Change of Control.  We believe that the continued employment of our NEOs is vital to the protection of our employees, customers and shareholders.

Post-Employment Compensation for NEOs

The amount of post-employment compensation that we will be required to pay to the NEOs is determined under the terms of their respective Employment Agreements. The Employment Agreements for the NEOs provide for payment if their employment by Silverleaf is terminated after a Change of Control for any reason other than Good Cause or if the NEO terminates his or her employment for Good Reason. The severance pay is payable to the NEO within thirty days of the termination of employment.  See “Employment Agreements” for the terms of the Employment Agreements for each NEO.

The following table shows the potential payments upon a termination of Robert E. Mead’s employment under various circumstances assuming a severance date of December 31, 2009:

ESTIMATE OF ROBERT E. MEAD'S POTENTIAL POST-EMPLOYMENT PAYMENTS

Type of Payments Upon Separation	Involuntary Termination Without Good Cause or Voluntary Termination With Good Reason Unrelated to a Change in Control ($)		Death ($)		Disability ($)		Voluntary Termination or Termination for Good Cause ($)	Involuntary Termination Without Good Cause or Voluntary Termination With Good Reason After a Change in Control ($)

Compensation:
Severance Payments tied to:
Base Compensation	--	(a)	--	(a)	--	(a)	--	1,850,000	(a)(b)
Bonus Compensation	--	(a)	--	(a)	--	(a)	--	54,200	(a)(c)

Other Benefits:
Life Insurance Benefits	--		250,000	(d)	--		--	--

Total:	--		250,000		--		--	1,904,200
__________

(a)
Mr. Mead’s Amended and Restated Employment Agreement dated March 26, 2008, extended effective January 1, 2010 (see section entitled “CEO Salary” above), provided that prior to a change in control, Mr. Mead would not have been entitled to any severance compensation in the event of his termination either with or without cause, or in the event of his death or disability, except for life insurance benefits.  In any of these events, his severance compensation would have been limited to payment of his base compensation through the date of separation.  After a Change in Control event, Mr. Mead would have been entitled to receive severance compensation equal to twice the sum of his current salary and the amount of any bonuses granted to him during the calendar year that the Change of Control occurs if he had been terminated without good cause or if he had terminated his employment for good reason.

(b)	Based upon Mr. Mead’s annual salary of $925,000, he would have been entitled to severance payments tied to his base compensation of $1,850,000.

(c)	Based upon the $27,100 appraised value of land granted to Mr. Mead as a bonus in 2009, he would be entitled to severance benefits tied to his prior year’s bonus of $54,200.

(d)	Based upon the amount payable under our group life insurance policy which provides for the payment of one times the amount of the executive’s annual salary up to a maximum of $250,000.

The following table shows the potential payments upon termination under various circumstances of Harry J. White, Jr.’s employment assuming a severance date of December 31, 2009:

ESTIMATE OF HARRY J. WHITE, JR.’S POTENTIAL POST-EMPLOYMENT PAYMENTS (a)

Type of Payments Upon Separation	Involuntary Termination Without Good Cause or Voluntary Termination With Good Reason Unrelated to a Change in Control ($)		Death ($)		Disability ($)		Voluntary Termination or Termination for Good Cause ($)		Involuntary Termination Without Good Cause or Voluntary Termination With Good Reason After a Change in Control ($)

Compensation:
Severance Payments tied to:
Base Compensation	--	(b)	--	(b)	--	(b)	--	(b)	650,000	(b)(c)
Bonus Compensation	--	(b)	--	(b)	--	(b)	--	(b)	100,000	(b)(d)

Other Benefits:
Life Insurance Benefits	--		250,000	(e)	--		--		--

Total:	--		250,000		--		--		750,000
__________

(a)
Effective January 8, 2010, Silverleaf’s Board of Directors elected Harry J. White, Jr. as Chief Financial Officer.  Mr. White, who has been with Silverleaf since 1998, previously served as the Company’s Chief Financial Officer from June 1998 until February 2008 when he relinquished that position to focus on other financial duties for the Company.  He most recently served as Vice President – Treasurer.  Mr. White succeeds Robert M. Sinnott, who resigned as the Company’s Chief Financial Officer, effective January 8, 2010. Although Mr. Sinnott was an NEO for the year 2009, we have included the estimate of potential post-employment payments for Mr. White herein since he was elected as CFO upon Mr. Sinnott’s resignation.

(b)
Mr. White’s Employment Agreement dated March 3, 2010 provides that prior to a change in control, Mr. White is not entitled to any severance compensation in the event of his termination either with or without cause, or in the event of his death or disability, except for life insurance benefits.  In any of these events, his severance compensation would be limited to payment of his base compensation through the date of separation.  After a Change in Control event, Mr. White would be entitled to receive severance compensation equal to twice the sum of his current salary and prior year’s bonus compensation if he was terminated without good cause or if he terminated his employment for good reason.

(c)	Based upon Mr. White’s annual salary of $325,000, he would be entitled to severance payments tied to his base compensation of $650,000.

(d)	Based upon the $50,000 bonus paid to Mr. White in 2009, he would be entitled to severance benefits tied to his prior year’s bonus compensation of $100,000.

(e)	Based upon the amount payable under our group life insurance policy which provides for the payment of one times the amount of the executive’s annual salary up to a maximum of $250,000.

The following table shows the potential payments upon termination under various circumstances of Sharon K. Brayfield’s employment assuming a severance date of December 31, 2009:

ESTIMATE OF SHARON K. BRAYFIELD’S POTENTIAL POST-EMPLOYMENT PAYMENTS

Type of Payments Upon Separation	Involuntary Termination Without Good Cause or Voluntary Termination With Good Reason Unrelated to a Change in Control ($)		Death ($)		Disability ($)		Voluntary Termination or Termination for Good Cause ($)		Involuntary Termination Without Good Cause or Voluntary Termination With Good Reason After a Change in Control ($)

Compensation:
Severance Payments tied to:
Base Compensation	--	(a)	--	(a)	--	(a)	--	(a)	950,000	(a)(b)
Bonus Compensation	--	(a)	--	(a)	--	(a)	--	(a)	--	(a)

Other Benefits:
Life Insurance Benefits	--		250,000	(c)	--		--		--

Total:	--		250,000		--		--		950,000
__________

(a)
Ms. Brayfield’s Amended and Restated Employment Agreement dated May 7, 2009, extended effective January 1, 2010, provides that prior to a change in control, Ms. Brayfield is not entitled to any severance compensation in the event of her termination either with or without cause, or in the event of her death or disability, except for life insurance benefits. In any of these events, her severance compensation would be limited to payment of her base compensation through the date of separation.  After a Change in Control event, Ms. Brayfield would be entitled to receive severance compensation equal to twice the sum of her current salary and prior year’s bonus compensation if she was terminated without good cause or if she terminated her employment for good reason.  Ms. Brayfield was not paid any bonus during 2009.

(b)	Based upon Ms. Brayfield’s annual salary of $475,000, she would be entitled to severance payments tied to her base compensation of $950,000.

(c)	Based upon the amount payable under our group life insurance policy which provides for the payment of one times the amount of the executive’s annual salary up to $250,000.

The following table shows the potential payments upon termination under various circumstances of David T. O’Connor’s employment assuming a severance date of December 31, 2009:

ESTIMATE OF DAVID T. O’CONNOR’S POTENTIAL POST-EMPLOYMENT PAYMENTS

Type of Payments Upon Separation	Involuntary Termination Without Good Cause or Voluntary Termination With Good Reason Unrelated to a Change in Control ($)		Death ($)		Disability ($)		Voluntary Termination or Retirement ($)		Involuntary Termination Without Good Cause or Voluntary Termination With Good Reason After a Change in Control ($)

Compensation:
Severance Payments tied to:
Base Compensation	--	(a)	--	(a)	--	(a)	--	(a)	2,157,946	(a)(b)
Bonus Compensation	--	(a)	--	(a)	--	(a)	--	(a)	--

Other Benefits:
Life Insurance Benefits	--		250,000	(c)	--		--		--

Total:	--		250,000		--		--		2,157,946
__________

(a)
Mr. O’Connor’s Employment Agreement dated March 8, 2007, extended effective January 1, 2010, provides that prior to a change in control; Mr. O’Connor is not entitled to any severance compensation in the event of his termination either with or without cause, or in the event of his death or disability, except for life insurance benefits.  In any of these events, his severance compensation would be limited to payment of his base compensation through the date of separation.  After a Change in Control event, Mr. O’Connor would be entitled to receive severance compensation equal to twice his prior year’s base incentive compensation if he was terminated without good cause or if he terminated his employment for good reason.

(b)	Based upon Mr. O’Connor’s compensation of $1,078,973 earned during 2009, he would be entitled to severance payments tied to his base compensation of $2,157,946.

(c)	Based upon the amount payable under our group life insurance policy which provides for the payment of one times the amount of the executive’s annual salary up to $250,000.

The following table shows the potential payments upon termination under various circumstances of Thomas J. Morris’ employment assuming a severance date of December 31, 2009:

ESTIMATE OF THOMAS J. MORRIS’ POTENTIAL POST-EMPLOYMENT PAYMENTS

Type of Payments Upon Separation	Involuntary Termination Without Good Cause or Voluntary Termination With Good Reason Unrelated to a Change in Control ($)		Death ($)		Disability ($)		Voluntary Termination or Retirement ($)		Involuntary Termination Without Good Cause or Voluntary Termination With Good Reason After a Change in Control ($)

Compensation:
Severance Payments tied to:
Base Compensation	--	(a)	--	(a)	--	(a)	--	(a)	650,000	(a)(b)
Bonus Compensation	--	(a)	--	(a)	--	(a)	--	(a)	200,000	(a)(c)

Other Benefits:
Life Insurance Benefits	--		250,000	(d)	--		--		--

Total:	--		250,000		--		--		850,000
__________

(a)
Mr. Morris’ Amended and Restated Employment Agreement dated March 26, 2008, extended effective January 1, 2010, provides that prior to a change in control, Mr. Morris is not entitled to any severance compensation in the event of his termination either with or without cause, or in the event of his death or disability, except for life insurance benefits.  In any of these events, his severance compensation would be limited to payment of his base compensation through the date of separation.  After a Change in Control event, Mr. Morris would be entitled to receive severance compensation equal to the sum of twice his current salary and prior year’s bonus compensation if he was terminated without good cause or if he terminated his employment for good reason.

(b)	Based upon Mr. Morris’ annual salary of $325,000, he would be entitled to severance payments tied to his base compensation of $650,000.

(c)	Based upon the $100,000 bonus paid to Mr. Morris in 2009, he would be entitled to severance benefits tied to his prior year’s bonus compensation of $200,000.

(d)	Based upon the amount payable under our group life insurance policy which provides for the payment of one times the amount of the executive’s annual salary up to $250,000.

How do we compensate the members of the Board of Directors for their service?

The following table shows the amount of compensation paid and the stock options granted to each independent Director of Silverleaf during 2009.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash $	Option Awards $ (a)	All Other Compensation $	Total $

J. Richard Budd	49,500	--	--	49,500
James B. Francis, Jr.	47,125	--	--	47,125
Herbert B. Hirsch	50,500	--	--	50,500
Rebecca Janet Whitmore (b)	40,625	--	--	40,625
Michael A. Jenkins (b)	13,250	84,750	--	98,000
__________

(a)
Represents the total grant date fair value of the stock option award to be recognized for financial reporting purposes over the four-year vesting period, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The fair values of these awards and the amounts expensed during 2009 were determined in accordance with FASB ASC “Compensation – Stock.”  For a discussion of assumptions made in the valuation of option awards, please refer to Note 10 to the financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2009.

(b)
Effective August 5, 2009, R. Janet Whitmore resigned as a member of Silverleaf’s Board of Directors.  Ms. Whitmore had served as an independent member of the Board since 2002.  Ms. Whitmore’s resignation was not due to a disagreement with the Company on any matter relating to its operations, policies, or practices.  Michael A. Jenkins was appointed to fill the vacancy on the Board of Directors created by Ms. Whitmore’s resignation.  Mr. Jenkins previously served on Silverleaf’s Board of Directors between 1997 and 2002.  As an independent director, Mr. Jenkins will receive the standard compensation paid by Silverleaf to the independent members of the Board of Directors.

We compensate the members of our Board through an annual retainer plus additional fees for service on committees and attendance at board and committee meetings.  Each of the independent Directors receives an annual fee of $25,000, payable quarterly, plus $2,000 for each meeting of the Board of Directors attended in person. Each of the Directors who serve on one or more committees of the Board of Directors receives an additional annual fee of $5,000, also payable quarterly, for serving on one committee of the Board of Directors, plus an additional annual fee of $2,500 for each additional committee membership. Each member also receives $500 for each telephonic Board of Directors or committee meeting in which he or she participates. The independent Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors.  Officers of Silverleaf who are directors are not paid any directors’ fees but are reimbursed for expenses, if any, of attending meetings of the Board of Directors.

During August 2009, R. Janet Whitmore resigned from our Board of Directors resulting in the forfeiture of the 75,000 nonqualified stock options granted to her in August 2008.  Michael A. Jenkins, who was appointed to replace Ms. Whitmore on the Board, was granted 75,000 non-qualified stock options upon his appointment to the Board effective August 5, 2009, at an exercise price of $1.52.  The options vest equally each year over a four-year period and expire in 2019.

What are our employee benefit plans?

Stock Option Plans

Silverleaf has two option plans that are currently in effect; an older option plan expired in 2007, but options remain outstanding under it and may be exercised at any time prior to the termination date set forth in the option agreements with the individual optionees.

Silverleaf adopted the 1997 Stock Option Plan (the “1997 Plan”) in May 1997 to attract and retain directors, officers, and key employees of Silverleaf.  The 1997 Plan was amended by Silverleaf’s shareholders at the 1998 Annual Meeting of Shareholders to increase the number of options which could be granted to 1,600,000 and to modify the number of outside directors who, as members of the Compensation Committee, administer the 1997 Plan.  The 1997 Plan terminated in May 2007, but options to purchase 315,168 shares will remain outstanding until the exercise periods set forth in the option agreements under which the options were granted terminate.

The Shareholders of Silverleaf approved the Silverleaf Resorts, Inc. 2003 Stock Option Plan (the “2003 Plan”) on December 16, 2003.  The 2003 Plan provides for the issuance of up to 2,209,614 shares of Silverleaf’s common stock.  The 2008 Stock Option Plan (the “2008 Plan”), which was approved by shareholders on July 29, 2008, provides for the issuance of 2,000,000 shares of Silverleaf’s common stock.  The 2003 Plan will terminate on December 16, 2013, and the 2008 Plan will terminate on July 2, 2018.  Any options granted prior to the termination dates of the Option Plans and which remain unexercised may extend beyond those dates in accordance with the terms of the grant thereof.

The following is a summary of the provisions of the 1997 Plan, the 2003 Plan, and the 2008 Plan (collectively, the “Option Plans”).  This summary does not purport to be a complete statement of the provisions of the Option Plans and is qualified in its entirety by the full texts of the respective Option Plans.

The Option Plans provide for the award of non-qualified stock options to Silverleaf’s directors, officers, and key employees and for the grant to officers and salaried key employees of options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The number of options which may be granted under the 2008 Plan to any one optionee in a single taxable year of the Company is limited to 250,000 shares.  If an option is cancelled in the same year in which it is granted, the cancelled option will continue to be counted toward this limit for the year.

Non-qualified stock options provide for the right to purchase common stock at a specified price which may be less than fair market value on the date of grant (but not less than par value).  “Fair market value” per share shall be deemed to be the average of the high and low quotations at which Silverleaf’s shares of common stock are sold on a national securities exchange, or if not sold on a national securities exchange, the closing bid and asked quotations in the over-the-counter market for Silverleaf’s shares on such date. If no public market exists for Silverleaf’s shares on any date on which the fair market value per share is to be determined, the Compensation Committee shall, in its sole discretion and best, good faith judgment, determine the fair market value of a share. Non-qualified stock options may be granted for any term and upon such conditions determined by the Compensation Committee.

Incentive stock options are designed to comply with the provisions of the Code and are subject to restrictions contained therein, including exercise prices equal to at least 100% of fair market value of common stock on the grant date and a ten year restriction on their term; however, incentive stock options granted to any person owning more than 10% of the voting power of the stock of Silverleaf shall have exercise prices equal to at least 110% of the fair market value of the common stock on the grant date and shall not be exercisable after five years from the date the option is granted.  Except as otherwise provided under the Code, to the extent that the aggregate fair market value of shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year exceeds $100,000, such Incentive Options shall be treated as Non-Qualified Options.

An optionee may exercise all or any portion of an option that is exercisable by providing written notice of such exercise to the Corporate Secretary of Silverleaf at the principal business office of Silverleaf, specifying the number of shares to be purchased and specifying a business day not more than fifteen days from the date such notice is given, for the payment of the purchase price in cash, by certified check, or in stock. Options are not transferable by the optionee other than by will or the laws of descent and distribution, and an option may be exercised only by the optionee.

The following are the federal tax rules generally applicable to options granted under the Option Plans. The grant of a stock option will not be a taxable event for the participant or a tax deduction for Silverleaf. The participant will have no taxable income upon exercising an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (except that the alternative minimum tax may apply). Upon exercising a stock option that is not an incentive option, the participant must recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the exercise date and Silverleaf receives a tax deduction equal to the amount of ordinary income recognized by the participant. The tax treatment upon disposition of shares of Silverleaf’s Common Stock acquired under the Option Plans through the exercise of a stock option will depend on how long such shares have been held, and on whether or not such shares were acquired by exercising an incentive stock option.

An option shall terminate upon termination of the directorship, office or employment of an optionee with Silverleaf or its subsidiary, except that if an optionee dies while serving as a director or officer or while in the employ of Silverleaf or one of its subsidiaries, the optionee’s estate may exercise the unexercised portion of the option. If the directorship, office or employment of an optionee is terminated by reason of the optionee’s retirement, disability, or dismissal other than “for cause” while such optionee is entitled to exercise all or any portion of an option, the optionee shall have the right to exercise the option, to the extent not theretofore exercised, at any time up to and including (i) three months after the date of such termination of directorship, office or employment in the case of termination by reason of retirement or dismissal other than for cause and (ii) one year after the date of termination of directorship, office, or employment in the case of termination by reason of disability. If an optionee voluntarily terminates his directorship, office or employment, or is discharged for cause, any option granted shall, unless otherwise specified by the Compensation Committee pursuant to the terms and condition of the grant of the option, forthwith terminate with respect to any unexercised portion thereof. All terminated options granted under the 2003 Plan and the 2008 Plan shall be returned to the respective plan and shall be available for future grants to other optionees.

Each of the Option Plans includes change of control provisions.  The 1997 Plan provides that upon a change of control, the Compensation Committee may determine that each option outstanding shall terminate within a specified number of days after notice to the optionee, and such optionee shall receive, with respect to each share subject to an option, an amount of cash equal to the excess of the fair market value of such share immediately prior to the occurrence of the transaction resulting in a change of control over the exercise price per share of the option.  Alternatively, the Compensation Committee may determine that all outstanding options shall immediately become exercisable upon a change of control.  Under the 1997 Plan, a change of control will occur if (a) any person (as defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Robert E. Mead, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof; or (c) the Board of Directors shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clauses (a) or (b) above.

The 2003 Plan provides that upon a change of control all options issued under the respective plan shall automatically terminate and the optionees shall receive from the Company, with respect to each share subject to an option, cash equal to the excess of the fair market value of the share immediately prior to the occurrence of a transaction resulting in a change of control for each share underlying the options over the exercise price per share of such option.  A “change of control” is defined by the 2003 Plan as the sale of all or substantially all of the assets of the Company or upon any merger, consolidation or similar transaction in which the Company is not the surviving corporation.

The 2008 Plan provides that upon a change of control, the Compensation Committee, in its discretion, may determine that each option outstanding under the 2008 Plan shall terminate within a specified number of days after notice to the Participant, and the Participant shall receive, with respect to each share subject to the option, an amount of cash equal to the excess of the fair market value of the share immediately prior to the occurrence of a change in control transaction over the exercise price per share of the option.  A “change in control” occurs if: (a) any “person” (defined as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of Silverleaf representing 50% or more of the combined voting power of Silverleaf’s outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who were directors of Silverleaf on the first day of such period, or whose election or nomination for election to the Board of Directors was recommended or approved by at least a majority of the directors then still in office who were directors of Silverleaf on the first day of such period, or whose election or nomination for election were so approved, shall cease to constitute a majority of the Board of Directors; or (c) the Board of Directors shall approve the sale of all or substantially all of the assets of Silverleaf or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

Any payments made to an optionee after a change in control may be subject to an excise tax under the “golden parachute” rules of sections 280G and 4999 of the Code. Section 4999 of the Code requires certain executives to pay an excise tax of 20% if the change in control compensation paid to the executive exceeds 300% of the present value of the executive’s base compensation. When imposed, the excise tax is assessed against the change in control compensation that is in excess of the executive’s base compensation. Additionally, Silverleaf cannot take a tax deduction on the amount in excess of this base compensation amount when sections 280G and 4999 are triggered. The 2008 Plan is designed to yield the maximum after-tax amount for the executive if that can be accomplished by reducing the change in control compensation under the 2008 Plan.  In many, but not all, cases the adjustments will result in a full tax deduction for Silverleaf.

Under the Option Plans, the Board of Directors of Silverleaf reserves the right to exercise the powers and functions of the Compensation Committee. Also, the Board of Directors reserves the right to amend the 2003 Plan or the 2008 Plan at any time; however, the Board of Directors may not, without the approval of the shareholders of Silverleaf (i) increase the total number of shares reserved for options under either plan (other than for certain changes in the capital structure of Silverleaf), (ii) reduce the required exercise price of any incentive stock options, or (iii) modify the provisions of either plan regarding eligibility.  Additionally, certain of Silverleaf’s debt obligations prohibit amending the 2003 Plan and 2008 Plan to increase the total number of shares reserved for options under either plan unless a majority of the members of the Board of Directors approve the increase.

Did any of the Named Executive Officers exercise stock options during 2009?

None of our NEOs exercised options during 2009.

How many options did the Named Executive Officers hold at December 31, 2009?

In certain cases, an NEO has been granted options to purchase Silverleaf’s common stock pursuant to more than one stock option agreement approved by the Compensation Committee. The following table shows each of the various options granted to the NEOs under the Option Plans that were outstanding on December 31, 2009.  The table also includes the number of shares covered by both exercisable and non-exercisable options at December 31, 2009, the option exercise price, and the date on which each option expires.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Option Awards
	Number of Securities Underlying Unexercised Option
Name	Exercisable	Unexercisable	Option Exercise Price $	Option Expiration Date
Robert E. Mead	--	--	--	--

Robert M. Sinnott	35,000	140,000	1.895	August 14, 2018	(a)

Sharon K. Brayfield	20,000	--	3.6875	September 5, 2010
	368,269	--	0.315	August 3, 2013
	35,000	140,000	1.895	August 14, 2018

David T. O’Connor	368,269	--	0.315	August 3, 2013
	35,000	140,000	1.895	August 14, 2018

Thomas J. Morris	267,000	--	1.620	August 16, 2015
	35,000	140,000	1.895	August 14, 2018

(a) Mr. Sinnott resigned effective January 8, 2010, resulting in the forfeiture of his 175,000 stock options.

401(k) Plan

Effective January 1, 1999, Silverleaf established the Silverleaf Resorts, Inc. 401(k) Plan (the “401(k) Plan”), a qualified defined contribution retirement plan covering employees 21 years of age or older who have completed at least six months of service.  The 401(k) Plan allows eligible employees to defer receipt of up to 15% of their compensation and contribute such amounts to various investment funds which do not include investments in our common stock. Contributions by employees deemed to be “highly compensated” employees under the 401(k) Plan may be limited based on results of annual testing.  The employee contributions vest immediately.  Other than normal costs of administration, Silverleaf has no obligation to make any payments under the 401(k) Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.  The  Committee also recommended that Silverleaf’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Commission on March 8, 2010, incorporate the Compensation Discussion and Analysis by reference to this Proxy Statement.

By the Compensation Committee,

Michael A. Jenkins, Chairman
J. Richard Budd
Herbert B. Hirsch

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Two members of the immediate family of two NEOs were employed by the Company in 2009.  During 2009, Ms. Brayfield's son was employed as Vice President — Owner Based Sales and received $518,830 in commissions. Mr. O'Connor's son-in-law was employed as a Sales Director in the sales office of one of the Company's resorts during 2009 and received $456,197 in commissions and bonuses.  Both Ms. Brayfield’s son and Mr. O’Connor’s son-in-law were compensated based upon the same commission and bonus structure applicable for other Company employees serving in similar positions.

For information concerning employment agreements with certain officers see “Employment and Noncompetition Agreements With Certain NEOs.”

Review of Related Party Transactions

The Board of Directors has recognized that transactions between the Company and certain related persons present a heightened risk of conflicts of interest as well as disclosure obligations for certain related party transactions.  In order to ensure that the Company acts in the best interests of its shareholders, the Board has adopted a written policy for the review and approval of any Related Party Transaction (as defined below).  It is the policy of the Company not to enter into any Related Party Transaction unless the Audit Committee (or in instances in which it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee) approves the transaction or the transaction is approved or ratified by a majority of the Company’s disinterested directors.  In reviewing a proposed transaction, the Audit Committee must (i) satisfy itself that it has been fully informed as to the Related Party’s relationship and interest and as to the material facts of the proposed transaction, and (ii) consider all of the relevant facts and circumstances available to the Committee.  After its review, the Audit Committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its shareholders.

As set forth in the policy, a “Related Party Transaction” is a transaction or series of related transactions involving a Related Party that had, has, or will have a direct or indirect material interest and in which the Company is a participant, other than:

•	a transaction with a Related Party involving less than $120,000;

•	a transaction involving compensation of directors otherwise approved by the Board or an authorized committee of the Board;

•
a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or other benefit agreement with an executive officer otherwise approved by the Board or an authorized committee of the Board;

•	a transaction available to all employees generally or to all salaried employees generally; or

•
a transaction in which the interest of the Related Party arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis.

For purposes of this definition, Related Party includes (i) an executive officer or director of the Company, (ii) a nominee for director of the Company, (iii) a 5% shareholder of the Company, (iv) an individual who is an immediate family member of an executive officer, director, nominee for director or 5% shareholder of the Company, or (v) an entity that is owned or controlled by any person listed in (i), (ii), (iii) or (iv) above or in which any such person serves as an executive officer or general partner or, together with all other persons specified in (i), (ii), (iii) or (iv) above, owns 5% or more of the equity interests thereof.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  The independent registered public accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes in accordance with the Audit Committee Charter.

In fulfilling its oversight responsibilities, the Audit Committee has performed the following activities:

•
Reviewed and discussed with management, and the independent registered public accountants, Silverleaf’s audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009;

•
Discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
Received the written disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence,  and has discussed with the independent registered public accountants their independence; and

•	Discussed with management, the internal auditors and the independent registered public accountants such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based upon the Audit Committee’s discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Silverleaf’s Annual Report on Form 10-K for the year ending December 31, 2009 for filing with the SEC.  In addition, the Audit Committee has appointed BDO as Silverleaf’s independent registered public accountants for the year ending December 31, 2010, subject to the ratification of this appointment by the shareholders of Silverleaf.

By the Audit Committee,

J. Richard Budd, Chairman
James B. Francis, Jr.
Herbert B. Hirsch
Michael A. Jenkins

OTHER MATTERS AT MEETING

The Board of Directors does not know of any matters to be presented at the 2010 Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the 2010 Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the shareholders at the 2011 Annual Meeting.  Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Silverleaf Resorts, Inc., 1221 River Bend Drive, Suite 120, Dallas, Texas 75247, and must be received no later than March 10, 2011.  Shareholder proposals received after that date will not be considered timely and will not be submitted for consideration at the 2011 Annual Meeting. The chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

INFORMATION INCORPORATED BY REFERENCE

The financial information reflected therein for the year ended December 31, 2009, and the related notes thereto beginning on page F-1 of the Annual Report, as well as the sections of the Annual Report entitled “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” beginning on pages 36, 37, and 52 of the Annual Report, respectively, are incorporated in their entirety into this Proxy Statement by this reference.

By Order of the Board of Directors,

/s/ Sandra G. Cearley
SANDRA G. CEARLEY
Corporate Secretary

Dallas, Texas
March 31, 2010

SILVERLEAF RESORTS, INC.

Proxy for 2010 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Silverleaf Resorts, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of 2010 Annual Meeting of Shareholders and Proxy Statement and hereby appoints James B. Francis, Jr. and Herbert B. Hirsch as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Silverleaf Resorts, Inc. held of record by the undersigned on March 10, 2010 at the 2010 Annual Meeting of Shareholders to be held on May 6, 2010 or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P. O. Box 3550 South Hackensack, NY 07606-9250

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You can now access your Silverleaf Resorts, Inc. account online.

Access your Silverleaf Resorts, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Silverleaf Resorts, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9 am-7pm
Monday-Friday Eastern Time

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TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.	Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS Nominees: 01 J. Richard Budd 02 James B. Francis, Jr. 03 Herbert B. Hirsch 04 Michael A. Jenkins 05 Robert E. Mead	For ☐	Withhold All ☐	*Exceptions ☐	2.	Ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants for the year ending December 31, 2010.	For ☐	Against ☐	Abstain ☐

				3.	The Proxies are authorized to vote upon such other business as may properly come before the meeting.
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions:

Mark here for Address
Change or Comments	☐
See Reverse

Signature	Signature	Date

Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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SILVERLEAF RESORTS, INC.

Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of shareholders
The Notice, Proxy Statement and Annual Report on Form 10-K
are available at:
http://proxy.silverleafresorts.com